UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2005

CALLWAVE, INC.

(Exact Name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50958	77-0490995
(Commissioner File Number)	(IRS Employer Identification No.)

136 West Canon Perdido Street, Suite A, Santa Barbara, California 93101

(Address of principal executive offices)

(805) 690-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 20, 2005, CallWave, Inc., Santa Barbara, California (“CallWave”), stipulated to an amendment to the complaint that J2 Global Communications, Inc. (“J2”), previously filed against CallWave, to include an allegation that CallWave infringes the claims of U.S. Patent No. 6,857,074, “Systems and Methods for Storing, Delivering, and Managing Messages,” or the “‘074 Patent.” CallWave has elected to stipulate to that amendment to J2’s complaint in order to accelerate the legal process and reduce the costs of defending itself against J2’s patent infringement allegations. CallWave has reviewed the claims of the ‘074 Patent and discussed them with intellectual property counsel. On the basis of input from intellectual property counsel, CallWave believes that it does not infringe any of the claims of the ‘074 Patent, which J2 has owned since before it initiated litigation with CallWave in August 2004 in the midst of CallWave’s successful initial public offering. CallWave views the allegations regarding the ‘074 Patent to be frivolous, expects to receive a written noninfringement opinion from its intellectual property counsel within the next few weeks, and intends to vigorously defend against J2’s amended allegations. However, the scope of the litigation may be expanded over time, and the outcome of any litigation is inherently uncertain. CallWave anticipates that J2 will continue to pursue litigation with respect to its claims, and CallWave can offer no assurance that its present operations or past operations will not be determined to infringe or to have infringed these patents.

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Item 9.01 Financial Statements and Exhibits

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLWAVE, INC.,

Date: April 20, 2005	By:	/s/ David F. Hofstatter
David F. Hofstatter
President and Chief Executive Officer

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